Exhibit to Form N-SAR
Filed in Response to N-SAR Item 77K
Reg S-K Item 304(a)(3) Requirement



August 28, 2012

Securities and Exchange Commission
100 F Street, N. E.
Washington, D.C. 20549

Gentlemen:

We have read Item 77K of Form N-SAR, dated
August 28, 2012, of RevenueShares ETF Trust and are in agreement with the statements contained therein.


Yours very truly,

//s//ERNST & YOUNG, LLP//s//